EXHIBIT 23.4

                         CONSENT OF INVESTMENT BANKERS

     We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion rendered to the Board of Directors of FB&T Financial Corporation in connection with the merger of FB&T Financial Corporation with and into F&M National Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                   Sincerely,

                                   SCOTT & STRINGFELLOW, INC.

                               /s/ GARY PENROSE/cgd
                                   Gary S. Penrose
                                   Managing Director
                                   Financial Institutions Group

Richmond, Virginia
January 22, 1996